Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of AT&T Corp, which appears in AT&T Corp's Annual Report on Form 10-K/A and AT&T Corp's Current Report on Form 8-K, filed on March 29, 2001,(as amended on April 11, 2001) for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 16, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A.




PricewaterhouseCoopers LLP

New York, New York
May 25, 2001


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement Form on S-8 of our report dated March 16, 2001 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Annual Report on Form 10-K/A, and the Current Report on Form 8-K, filed on March 29, 2001 (as amended on April 11, 2001), for the year ended December 31, 2000.




PricewaterhouseCoopers LLP

New York, New York
May 25, 2001